Exhibit 10.2

COMMITMENT AGREEMENT

This Commitment Agreement, dated as of July 15, 2021 (this “Agreement”), is made and entered into by and among Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”), Oaktree Real Estate Income Trust Holding, L.P., a Delaware limited partnership (the “Operating Partnership”), and Brookfield Asset Management, Inc., an Ontario corporation (“Brookfield”). In this Agreement, the REIT, the Operating Partnership and Brookfield are referred to individually as a “Party” and, collectively, as the “Parties.” Any capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to such terms in the Transition Agreement (as defined below).

RECITALS

WHEREAS, Brookfield REIT Adviser LLC, an Affiliate of Brookfield (the “Brookfield Adviser”), the REIT and Oaktree Fund Advisors, LLC, a Delaware limited liability company and the current external advisor to the REIT (“Oaktree”), have entered into that certain Adviser Transition Agreement, dated as of July 15, 2021 (the “Transition Agreement”), which provides for certain arrangements related to the planned transition of the REIT’s external management function from Oaktree to the Brookfield Adviser (the “Adviser Transition”); and

WHEREAS, pursuant to the Transition Agreement, the REIT and Brookfield agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement and intending to be legally bound by this Agreement, the Parties agree as follows:

AGREEMENT

1. Commitment to Purchase Securities.

1.1 Upon a Trigger Event (as defined in Section 1.2), and subject to the satisfaction of the condition set forth in Section 4, Brookfield (or its designated Affiliate) hereby irrevocably and unconditionally subscribes for and agrees to purchase any combination (as determined by Brookfield in its sole discretion) of (i) shares of the REIT’s Class I common stock, par value $0.01 per share (“Class I Shares”), (ii) shares of the REIT’s Class E common stock, par value $0.01 per share (“Class E Shares”), (iii) Class I units of limited partnership interest in the Operating Partnership (“Class I Units”), and (iv) Class E units of limited partnership interest in the Operating Partnership (“Class E Units,” and together with the Class I Shares, Class E Shares and Class I Units, the “Securities”), with an aggregate purchase price equal to the Purchase Amount (as defined in Section 1.3). The price per Class I Share, Class E Share, Class I Unit and Class E Unit purchased by Brookfield will be as set forth in Section 1.4.

All references to “Brookfield” in this Section 1 shall include, as appropriate based upon context, any Affiliate of Brookfield designated by Brookfield to purchase the Securities. Brookfield acknowledges and agrees that the REIT may require any Affiliate designated by Brookfield to purchase the Securities to provide additional information and make additional representations and warranties to the REIT in connection with its purchase of the Securities.

1.2 Brookfield’s commitment to purchase Securities pursuant to this Agreement is subject to and conditioned upon the occurrence of any of the following (each, a “Trigger Event”):

(a) if the aggregate shares of the REIT’s common stock requested to be repurchased pursuant to the REIT Repurchase Plan (as defined in the Transition Agreement) with respect to the July 2021 monthly repurchase period, for which repurchase requests must be submitted by 4:00 p.m. ET on July 29, 2021, exceeds five percent (5.0%) of the REIT’s aggregate net asset value (“NAV”) (measured using the REIT’s aggregate NAV as of the end of the month immediately preceding such repurchase date);

(b) if the aggregate shares of the REIT’s common stock requested to be repurchased pursuant to the REIT Repurchase Plan with respect to the August 2021 monthly repurchase period, for which repurchase requests must be submitted by 4:00 p.m. ET on August 30, 2021, exceeds five percent (5.0%) of the REIT’s aggregate NAV (measured using the REIT’s aggregate NAV as of the end of the month immediately preceding such repurchase date); or

(c) if the aggregate shares of the REIT’s common stock requested to be repurchased pursuant to the REIT Repurchase Plan with respect to the July 2021 and August 2021 monthly repurchase periods on a combined basis, for which the aforementioned repurchase request deadlines as set forth in (a) and (b) above apply, exceeds eight percent (8.0%) of the REIT’s aggregate NAV (measured using the REIT’s average aggregate NAV as of the end of the immediately preceding two months).

1.3 The Parties acknowledge and agree that upon the occurrence of a Trigger Event the REIT will promptly commence a cash tender offer for up to $150 million of the outstanding shares of the REIT’s common stock (the “Tender Offer”) and that the proceeds from the sale of any Securities purchased by Brookfield pursuant hereto shall be used solely and exclusively by the REIT and/or the Operating Partnership to fund the Tender Offer. Prior to the date that the REIT is required to repurchase the shares of the REIT properly tendered in accordance with the terms of the Tender Offer (the “Tendered Shares”), the REIT will, no later than 9:00 a.m. EST on the Business Day (as defined in the Transition Agreement) immediately following the expiration of the Tender Offer (the “Expiration Date”), (a) determine the amount of funds required for the REIT to repurchase the Tendered Shares that Brookfield will fund via the purchase of Securities pursuant hereto, provided that such amount may not exceed a maximum of $150 million (such amount, the “Purchase Amount”), and (b) deliver written notice to Brookfield (such notice, the “Funding Notice”) setting forth: (i) the Purchase Amount, (ii) the purchase price per share or unit (as applicable) of the Securities to be purchased (which price will be determined as set forth in Section 1.4), and (iii) wire transfer instructions with respect to Brookfield’s payment of the Purchase Amount.

Upon receipt of the Funding Notice, Brookfield shall pay the Purchase Price in full via wire transfer of immediately available funds in U.S. dollars in accordance with the written wire transfer instructions included in the Funding Notice, in each case, no later than 4:00 p.m. EST on the Business Day immediately following the Expiration Date (such date, the “Closing Date”).

No later than 5:00 p.m. EST on the date that is five Business Days prior to the Closing Date, Brookfield shall deliver written notice to the REIT specifying the combination of Class I Shares, Class E Shares, Class I Units and Class E Units (as determined by Brookfield in its sole discretion) that Brookfield will purchase in satisfaction of its obligations pursuant to the terms of this Agreement.

1.4 The purchase price per Security purchased by Brookfield pursuant to the terms of this Agreement shall equal the price paid per Tendered Share in the Tender Offer, which shall be equal to the most recently determined NAV of the REIT available 10 Business Days prior to the Tender Offer Expiration Date. The price paid per Tendered Share in the Tender Offer shall be determined in accordance with the valuation guidelines and procedures (the “Valuation Guidelines”) adopted by the REIT’s board of directors (“Board”). No selling commissions, dealer manager fees or other fees or compensation will be paid in connection with any Securities purchased pursuant to this Agreement.

2. Representations and Warranties of Brookfield. Brookfield hereby represents and warrants to the REIT as set forth in this Section 2. All representations and warranties made in this Section 2 shall be deemed made as of the date hereof and as of the Closing Date, unless otherwise indicated herein.

2.1 Brookfield is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. Brookfield has all requisite power and authority to purchase the Securities, execute and deliver this Agreement and to perform all the obligations required to be performed by Brookfield hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to Brookfield or any investment guideline or restriction applicable to Brookfield. The person executing this Agreement on behalf of Brookfield is duly authorized to do so in the capacity in which such person is executing this Agreement. This Agreement and any other documents executed and delivered by Brookfield in connection herewith have been duly authorized, executed, and delivered by Brookfield, and are the legal, valid, and binding obligations of Brookfield, enforceable against Brookfield in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

2.2 Brookfield has carefully reviewed this Agreement and, to the extent it deemed necessary, has discussed this Agreement with its counsel and advisers. Brookfield acknowledges that, prior to executing this Agreement, Brookfield has had the opportunity to ask questions of and receive answers or obtain additional information necessary to verify from representatives of the REIT the accuracy of information furnished by the REIT concerning the REIT, the Operating Partnership and the terms and conditions of this Agreement and the transactions contemplated hereby.

2.3 Brookfield acknowledges that the purchase of the Securities involves various risks, including the risks outlined in the registration statement on Form S-11 with respect to the Company’s public offering of shares of its common stock (File No. 333- 223022) (the “Registration Statement”) and in this Agreement, and that Brookfield is able to bear any loss associated with an investment in the Securities.

2.4 Brookfield is not relying on any communication (written or oral) of the REIT, the Operating Partnership or any of their respective Affiliates as investment or tax advice or as a recommendation to purchase the Securities. Brookfield acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of an investment in the Securities.

2.5 Brookfield, either individually or together with Brookfield’s financial advisors in this transaction, has such knowledge, skill and experience in business, financial and investment matters that Brookfield is capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision with respect thereto. With the assistance of Brookfield’s professional advisors, to the extent that Brookfield has deemed appropriate, Brookfield has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities. Brookfield is able to bear the substantial economic risks related to an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.

2.6 Brookfield is acquiring the Securities solely for Brookfield’s own beneficial account, for investment purposes only, and not with a view towards, or with any intention of, any distribution or resale of the Securities, except in compliance with applicable securities laws.

2.7 Brookfield acknowledges that the Securities have not been not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from such registration provided by the Securities Act and the State Acts, and that the REIT’s and the Operating Partnership’s reliance upon such exemptions from registration depends, in part, upon the representations, warranties and agreements of Brookfield set forth in this Agreement.

2.8 Brookfield acknowledges that the Securities may not be sold, transferred, assigned, exchanged, pledged, hypothecated or otherwise disposed of except pursuant to a registration of the Securities under the Securities Act and all applicable State Acts, or in transactions which are exempt from the registration provisions of the Securities Act and all applicable State Acts, and that Brookfield and its Affiliates have no right to require the REIT, the Operating Partnership or any other party to seek such registration of the Securities. Brookfield further acknowledges that (i) the Class I Shares are subject to, and, upon the filing of the Articles Supplementary (as defined below), the Class E Shares will be subject to, significant restrictions on transferability and ownership as set forth in the REIT’s charter (the “Charter”) and (ii) the Class I Units and Class E Units will be subject to significant restrictions on transferability as set forth in the Operating Partnership Agreement (as defined below).

2.9 Brookfield is, and any Affiliate designated by Brookfield to purchase the Securities will be, an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Brookfield, and any Affiliate designated by Brookfield to purchase the Securities, agrees to furnish additional information reasonably requested by the REIT to assure compliance with applicable securities laws, rules and regulations in connection with the purchase and sale of the Securities.

2.10 Brookfield acknowledges that neither the REIT nor any other person offered to sell the Securities by means of, and Brookfield is not investing in the Securities as a result of, any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Brookfield further acknowledges that Brookfield did not become interested in an investment in the Securities via the Registration Statement or from any marketing of the REIT’s public offering.

2.11 Brookfield acknowledges that the REIT and the Operating Partnership will not issue physical certificates for the Securities; provided, however, that the REIT and the Operating Partnership will provide Brookfield with evidence of such recording that is reasonably acceptable to Brookfield.

2.12 Brookfield acknowledges that the REIT has not and does not intend to register as an investment company under the Investment Company Act.

2.13 Brookfield hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D promulgated under the Securities Act has occurred or is true as of the date hereof with respect to (a) Brookfield or (b) any beneficial owner of Brookfield which indirectly holds 20% or more of the total outstanding shares of the REIT. Brookfield shall promptly notify the REIT, in writing, in the event that, after the date hereof, the foregoing sentence is no longer accurate.

2.14 Brookfield agrees to provide the REIT with any tax information or documentation that the REIT reasonably requests in order to enable the REIT or any affiliate of the REIT to comply with or mitigate any of their respective tax reporting, tax withholding or tax compliance obligations.

3. Representations and Warranties of the REIT and the Operating Partnership. The REIT and the Operating Partnership hereby represent and warrant to Brookfield as set forth in this Section 3. All representations and warranties made in this Section 3 shall be deemed made as of the date hereof and as of the Closing Date, unless otherwise indicated herein.

3.1 The REIT is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Operating Partnership is a legal entity duly organized, validly existing and in good standing under the laws of the state of Delaware. The REIT has all requisite power and authority to execute and deliver this Agreement and to perform all the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the REIT. The Operating Partnership has all requisite power and authority to execute and deliver this Agreement and, subject to the REIT’s satisfaction of the obligations set forth in Section 4.2, to perform all the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the Operating Partnership. The person executing this Agreement on behalf of the REIT and the Operating Partnership is duly authorized to do so in the capacity in which such person is executing this Agreement. This Agreement and any other documents executed and delivered by the REIT and the Operating Partnership in connection herewith have been duly authorized, executed, and delivered by the REIT and the Operating Partnership, as applicable, and are the legal, valid, and binding obligations of the REIT and the Operating Partnership, enforceable against the REIT and the Operating Partnership, as applicable, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

3.2 The description of the authorized capital stock of the REIT set forth in the section of the prospectus, as amended and supplemented from time to time, included in the Registration Statement entitled “Description of Capital Stock” is true, accurate and complete.

3.3 Neither the offer and sale of the Securities nor the execution and delivery by the REIT or the Operating Partnership of, and the performance by the REIT and the Operating Partnership of their respective obligations under, this Agreement will result in a violation or default of, or the imposition of any lien upon any property or assets of the REIT or the Operating Partnership or any of their respective subsidiaries pursuant to (a) any provision of applicable law, (b) the Charter or Bylaws of the REIT or the Operating Partnership Agreement, as applicable, (c) the organizational documents, each as amended, of any subsidiary of the REIT or the Operating Partnership, (d) any agreement or other instrument binding upon the REIT or the Operating Partnership or any subsidiary of the REIT or the Operating Partnership or (e) any order any governmental entity, agency or court having jurisdiction over the REIT or the Operating Partnership or any subsidiary of the REIT or the Operating Partnership or any of their properties, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the REIT’s or the Operating Partnership’s business, financial condition or results of operations or the REIT’s or the Operating Partnership’s ability to perform its obligations under this Agreement.

3.4 No consent, approval, authorization, order, registration, qualification or filing of or with any governmental entity by the REIT or the Operating Partnership is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act or “Blue Sky” laws and as contemplated in Section 4 hereof. No consent, approval, or authorization of any other person is required to be obtained by the REIT or the Operating Partnership in connection with the transactions contemplated herein, except for any such consent, approval or authorization (i) required pursuant to Section 4 hereof or (ii) that would not reasonably be expected to materially and adversely affect the REIT’s or the Operating Partnership’s business, financial condition or results of operations or the REIT’s or the Operating Partnership’s ability to perform its obligations under this Agreement.

3.5 The Securities to be issued pursuant to the terms of this Agreement will, when issued, paid for and delivered on the Closing Date (and subject to the satisfaction of the REIT’s obligations set forth in Section 4), be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Securities will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Charter or the Operating Partnership Agreement by applicable law), preemptive rights, subscription and similar rights.

3.6 As of the date hereof, there is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of the REIT or the Operating Partnership, threatened against the REIT or the Operating Partnership or any of their respective subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the REIT or the Operating Partnership or which might materially and adversely affect the REIT’s or the Operating Partnership’s ability to perform its obligations under this Agreement.

4. Conditions to Brookfield’s Obligations. Notwithstanding anything in this Agreement to the contrary, Brookfield’s obligation to perform under this Agreement shall be conditioned upon the delivery of each of the following prior to the Closing Date:

4.1 Subject to Brookfield’s notice to the REIT specifying that Brookfield elects to purchase Class E Shares pursuant to Section 1.3 hereof, the REIT shall, prior to the Closing Date, file articles supplementary to the Charter with the State Department of Assessments and Taxation of Maryland (the “Articles Supplementary”), and take all other necessary and appropriate actions, in order to classify and authorize the issuance of Class E Shares in accordance with the Maryland General Corporation Law and the Charter.

4.2 The REIT shall, prior to the Closing Date, execute and deliver an amended and restated limited partnership agreement of the Operating Partnership in a form to be agreed upon by the Parties in good faith (the “Operating Partnership Agreement”), which shall, among other things, (a) designate and authorize the issuance of the Class I Units and the Class E Units, (b) provide that no performance fees or performance distributions will be paid with respect to the Class E Units, and (c) provide that the terms of this Agreement shall govern with respect to the repurchase or redemption of the Class I Units and Class E Units acquired by Brookfield pursuant hereto.

4.3 Subject to Brookfield’s notice to the REIT specifying that Brookfield elects to purchase Class E Shares pursuant to Section 1.3 hereof, the REIT shall, prior to the Closing Date, execute and deliver an amendment to (a) the Existing Advisory Agreement (as defined in the Transition Agreement) which accounts and provides for, in all appropriate respects, the Class E Shares (as designated pursuant to the Articles Supplementary), including, without limitation, that no Management Fees or Performance Fees (each as defined in the Existing Advisory Agreement) will be paid by the REIT with respect to the Class E Shares, and (b) all other agreements to which the REIT is a party which the Board determines are necessary or appropriate to amend in order to account and provide for the Class E Shares (as designated pursuant to the Articles Supplementary) or otherwise facilitate the completion of the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

4.4 Such additional certificates and documents as reasonably requested by Brookfield.

5.	Repurchase of Securities.

5.1 Repurchase of Securities following the Transaction Effective Date.

(a) Commencing upon the Transaction Effective Date (as defined in the Transition Agreement), Brookfield may request that the REIT or the Operating Partnership, as applicable, repurchase any outstanding Securities acquired by Brookfield pursuant hereto, subject to the terms of this Section 5.1.

(b) Repurchases of Securities pursuant to this Section 5.1 will be executed as of the last calendar day of each month (such date, a “Repurchase Date”). In order for Securities to be repurchased by the REIT or the Operating Partnership, as applicable, on a Repurchase Date, Brookfield must deliver a written request, in a form and substance reasonably acceptable to the REIT (a “Repurchase Request”), to the REIT (on its own behalf or in its capacity as the general partner of the Operating Partnership, as applicable) no later than the second to last Business Day of the applicable month. Brookfield may revoke a Repurchase Request in writing at any time prior to the Repurchase Date. Settlements of repurchases will be made within three Business Days of the Repurchase Date.

(c) The Securities repurchased at each Repurchase Date will be repurchased at a cash price equal to the NAV per Class I Share, Class E Share, Class I Unit or Class E Unit, as applicable, as of the last day of the month immediately preceding such Repurchase Date, without any discount or deduction thereto.

(d) Notwithstanding anything herein to the contrary, the Securities repurchased by the REIT pursuant to this Section 5.1 in each month will be limited to the lesser of (i) an amount (if any) that would not exceed the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan, and repurchase requests submitted pursuant to the REIT Repurchase Plan in each month must be fulfilled before any Securities may be repurchased pursuant hereto and (ii) an amount that does not exceed (a) the net proceeds from new subscriptions for shares of the REIT’s common stock for that month less (b) the aggregate repurchase price of shares of the REIT’s common stock under the Repurchase Programs (as defined in the Transition Agreement), in each case of (i) and (ii), assuming that any Class I Units or Class E Units are treated as equivalent to shares of the REIT’s common stock for purposes of the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan. In the event that, due to the limitations set forth in the foregoing sentence, the REIT and the Operating Partnership, as applicable, repurchase less than all of the Securities submitted for repurchase by Brookfield during any month, any unsatisfied repurchase requests must be resubmitted by Brookfield after the start of the immediately following month in accordance with this Section 5.1.

(e) Notwithstanding anything herein to the contrary, the REIT shall not be required to repurchase any Securities pursuant to this Section 5.1 if and to the extent that such repurchase would (i) jeopardize the status of the REIT as a real estate investment trust under the Code, (ii) cause the Company to be unable to pay its indebtedness as such indebtedness becomes due in the usual course of business, or (iii) cause the Company’s total assets to be less than its total liabilities.

(f) For the avoidance of doubt, no Securities held by Brookfield are eligible for repurchase pursuant to the REIT Repurchase Plan, and, except as set forth in Section 5.1(d), the terms and conditions of the REIT Repurchase Plan shall not apply to or limit in any manner the repurchase of Securities held by Brookfield pursuant to this Section 5.1.

5.2 Repurchases of Securities Upon the Termination of the Transition Agreement. In the event that the Transition Agreement is terminated pursuant to its terms after the Closing Date and prior to the Transaction Effective Date, from and following the date of such termination Brookfield may request that the REIT or the Operating Partnership, as applicable, repurchase any outstanding Securities acquired by Brookfield pursuant hereto in accordance with the terms of Section 5.1; provided, however, that in all such instances (a) such repurchase requests shall not be subject to or limited in any way by the terms of Section 5.1(d), except that the Securities repurchased by the REIT pursuant to this Section 5.2 in each month will be limited to an amount (if any) that would not exceed the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan, assuming that any Class I Units or Class E Units are treated as equivalent to shares of the REIT’s common stock for purposes of the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan and (b) such repurchase requests will be fulfilled on a pro rata basis with any share repurchase requests submitted pursuant to the REIT Repurchase Plan.

5.3 Repurchase of Outstanding Securities Upon Suspension of REIT Repurchase Plan. Notwithstanding anything herein to the contrary, in the event that, following the Closing Date, the REIT’s board of directors suspends or terminates the REIT Repurchase Plan for any period of twelve (12) consecutive months (a “Triggering Suspension”), the REIT and the Operating Partnership, as applicable, shall (a) where the Transaction Effective Date has not occurred as of the date of the Triggering Suspension, automatically be required, without the requirement for any request, notice or other action by any Party hereto, to repurchase all Securities acquired by Brookfield pursuant hereto and outstanding as of the date of such Triggering Suspension, or (b) where the Transaction Effective Date has occurred as of the date of the Triggering Suspension, be required to repurchase all Securities acquired by Brookfield pursuant hereto and outstanding as of the date of such Triggering Suspension upon notice by Brookfield to the REIT (on its own behalf or in its capacity as the general partner of the Operating Partnership, as applicable). Any Securities repurchased pursuant to this Section 5.3 shall be repurchased at a cash price equal to the applicable NAV per Class I Share, Class E Share, Class I Unit or Class E Unit, as applicable, as of the last day of the month immediately preceding the Triggering Suspension.

5.4 All references to “Brookfield” in this Section 5 shall include, as appropriate based upon context, any Affiliate of Brookfield designated by Brookfield to purchase the Securities.

6.	Indemnification.

6.1 Brookfield hereby agrees to indemnify and hold harmless the REIT, the Operating Partnership and each of their respective members, managers, partners, Affiliates, officers, directors, agents and employees from and against any and all loss, damage, liability, or expense, including costs and reasonable and documented attorneys’ fees (“Losses”), to which any such person may become subject or which they may incur by reason of or in connection with any material breach by Brookfield (or any Affiliate of Brookfield designated to purchase the Securities) of any representation, warranty, covenant or agreement set forth in this Agreement; provided, however, that Brookfield will not provide any such indemnification if and to the extent that such Losses are the result of conduct by the REIT or the Operating Partnership.

6.2 The REIT and the Operating Partnership, on a joint and several basis, hereby agrees to indemnify and hold harmless Brookfield and each of its members, managers, partners, Affiliates, officers, directors, agents and employees from and against any and all Losses to which any such person may become subject or which they may incur by reason of or in connection with any material breach by the REIT or the Operating Partnership of any representation, warranty, covenant or agreement set forth in this Agreement; provided, however, that the REIT and the Operating Partnership will not provide any such indemnification if and to the extent that such Losses are the result of conduct by Brookfield.

7.	Miscellaneous

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws (other than to the extent such principles permit the Parties’ agreement to select the laws of the State of New York).

7.2 All notices, requests, demands and other communications made under or by reasons of this Agreement shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if delivered by a reputable express courier and mailed overnight delivery, on the next Business Day after mailing or (c) if transmitted by email, on the date received if received before 5:00 p.m. on a Business Day or otherwise the next following Business Day, to the Parties at the following addresses (or at such other address for a Party as is specified to the other Parties by like notice):

To the REIT:

Oaktree Real Estate Income Trust, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attn.: Chief Securities Counsel

Email: OakREITNotices@oaktreeREIT.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn.: Benjamin Wells

Email: bwells@stblaw.com

To Brookfield:

Brookfield Asset Management, Inc.

Brookfield Place New York

Vesey Street, 15th Floor

New York, New York 10281

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309

Attn.: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

7.3 EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

7.4 This Agreement (including the exhibits hereto and the other agreements and instruments referred to herein), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

7.5 This Agreement may be amended, restated, supplemented or otherwise modified only by a written instrument signed by all of the Parties. This Agreement shall automatically terminate as of the opening of business on August 31, 2021, if no Trigger Event occurs as set forth in Section 1.2 hereof.

7.6 This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties.

7.7 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.8 All representations, warranties and covenants contained in this Agreement shall survive the execution of this Agreement and the Closing Date.

7.9 The headings of this Agreement are for convenience of reference only and shall not limit or otherwise effect the interpretation of any term or provision hereof.

7.10 This Agreement may be executed in counterparts (including by .PDF or other electronic transmission), all of which shall be considered one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Brian Price
Name: Brian Price
Title: Chief Securities Counsel and Secretary

OAKTREE REAL ESTATE INCOME TRUST HOLDING, L.P.

By: Oaktree Real Estate Income Trust MGR, LLC, its general partner

By: Oaktree Real Estate Income Trust, Inc., its sole member

By:	/s/ Brian Price
Name: Brian Price
Title: Chief Securities Counsel and Secretary

BROOKFIELD ASSET MANAGEMENT, INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President

Signature Page to Commitment Agreement